UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2014

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2014, Christine Lee, Senior Vice President, Women’s Merchandising and Design, of Pacific Sunwear of California, Inc. (the “Company”), notified the Company that she was resigning from her position effective as of July 30, 2014. Because her resignation is voluntary, she is not entitled to receive any severance benefits under the Company’s Executive Severance Plan. Brieane Breuer, who joined the Company in 2007 and is its current Vice President, Women’s Design, will assume the additional responsibilities of Women’s Merchandising on an interim basis.

Ms. Breuer received her Masters Degree in Fashion Design and Styling from Istituto Marangoni and over the past 13 years has held various merchandising and design roles at high-end fashion brands, such as Valentino, as well as at Abercrombie & Fitch.

Item 7.01 Regulation FD Disclosure

Only July 31, 2014, the Company issued a press release regarding its guidance for the second quarter of fiscal 2014. The full text of the release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release issued by the Company on July 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Sr. Vice President, General Counsel and Human Resources

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